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2025 Spring Stockholder Outreach April/May 2025

2025 Spring Stockholder Outreach 2 Strategic Transformation and Leadership Transition ▪ Intel is at a critical point in its history, and delivering results for our customers and stockholders is our top priority ▪ We are very pleased to welcome experienced semiconductor expert Lip-Bu Tan as CEO to lead this transformation Qualified and Engaged Board ▪ Our Board held 55 combined full Board and committee meetings in 2024, underscoring its commitment to Intel’s success ▪ Three semiconductor experts joined as independent directors in 2024, in addition to Lip-Bu rejoining the Board in March 2025. These directors complement the Board’s existing skillsets as it oversees the execution of our strategy Executive Compensation Supports Our Strategy ▪ 2024 annual and long-term payouts were far below target and aligned with performance in a challenging year ▪ Program refinements for 2025 further link pay to results and are consistent with stockholder feedback, including return to multi-year goal setting in the long-term incentive equity program (“LTI”) ▪ The Talent and Compensation Committee thoughtfully structured Lip-Bu’s compensation package to consider prior stockholder feedback and induce him to take on this transformation ▪ The Committee undertook a thorough process to ensure appropriate compensation decisions related to our former CEO’s departure protected stockholder interests Equity Incentive Plan Refresh ▪ The proposed refresh of our Equity Plan ensures we can attract, motivate, and retain talent ▪ We are committed to carefully managing long-term stockholder dilution Stockholder Proposals ▪ The Board recommends votes AGAINST the three stockholder proposals on the ballot Executive Summary

2025 Spring Stockholder Outreach 3 Driving Execution and Innovation Refocus on Core Product Franchise Valuable & durable client and data center computing ecosystem 1 Refine Our AI Strategy Focus on emerging areas of disruption 2 Build Trust with Foundry Customers Deliver on time across power, performance, area, and cost 3 Strengthen the Balance Sheet Prudently managing capital and monetizing non-core assets 4 Intel is at a critical moment in its history, and the Board and management team are working urgently to deliver results driven by our top priorities

2025 Spring Stockholder Outreach 4 Leadership Transition We are very pleased to have appointed Lip-Bu Tan as our new CEO as we work to accelerate our turnaround and capitalize on the significant growth opportunities ahead Interim Leadership Supported the Transition Michelle Johnston Holthaus CEO of Intel Products Interim Co-CEO during transition period David A. Zinsner EVP & CFO Interim Co-CEO during transition period Frank Yeary Independent Board Chair Interim Executive Chair & CEO Search Committee Chair during transition period Alyssa Henry Independent Director Lead Independent Director during transition period New Chief Executive Officer Appointed in March 2025 Lip-Bu Tan Exceptional leader with technology industry expertise, deep relationships across the product and foundry ecosystems, and proven track record of creating stockholder value Formerly served on Intel Board’s for two years from 2022 to 2024 During his 12-year tenure as the CEO of Cadence Design Systems: • Led a reinvention of the company and drove a cultural transformation centered on customer-centric innovation • Cadence more than doubled its revenue, expanded operating margins, and delivered stock price appreciation of more than 3,200% Engaged with stockholders, management, and other stakeholders to gather insights to help refine our strategy, strengthen our execution, and serve our customers better

Highly Qualified and Engaged Board, Refreshed with Industry Experts

Our Board is working hard to oversee our strategic transformation, and has recently added significant semiconductor experience to complement its existing skillsets



Frank D. Yeary
Independent Chair
Principal, Darwin Capital Advisors
Age: 61
Director Since: 2009



Lip-Bu Tan
Chief Executive Officer (CEO)
(Non-Independent)
Age: 65
Director Since: 2022



James J. Goetz
Partner, Sequoia Capital
Age: 59
Director Since: 2019
C



Andrea J. Goldsmith
Dean of Engineering & Applied Science & Professor of Engineering, Princeton University
Age: 60
Director Since: 2021
A, G



Alyssa H. Henry
Former Square CEO, Block
Age: 54
Director Since: 2020
C, G



Eric Meurice
Former President & CEO of ASML
Age: 68
Director Since: 2024
A



Barbara G. Novick
Co-Founder, Former Vice-Chairman, & Senior Advisor, BlackRock
Age: 64
Director Since: 2022
G*



Steve Sanghi
Interim President & CEO, Microchip Technology
Age: 69
Director Since: 2024
C



Gregory D. Smith
Former CFO & EVP of Enterprise Operations, Boeing
Age: 58
Director Since: 2017
A*



Stacy J. Smith
Executive Chair, Kioxia Corporation
Age: 62
Director Since: 2024
A



Dion J. Weisler
Former President & CEO, HP
Age: 57
Director Since: 2020
C*

Committees Key:
A = Audit and Finance;
C = Talent and Compensation;
G = Corporate Governance and Nominating Committee;
* = Committee Chair

Intel has added three experienced semiconductor experts as independent directors since the beginning of 2024

In addition, Lip-Bu Tan rejoined the Board in March 2025 upon his appointment as CEO

15
Full Board Meetings in 2024

40
Committee Meetings in 2024

95%
Weighted Average Attendance

2025 Spring Stockholder Outreach

intel.

5

2025 Spring Stockholder Outreach 6 St ra te gi c Sk ill s Semiconductor, Industry, and IT/Technical 8 Operating and Manufacturing 5 Emerging Technologies and Business Models 9 Business Development and M&A 10 Global/International 10 Sales, Marketing, and Brand Management 7 Human Capital 9 C o re C o m p e te n ci es Senior Leadership 9 Financial Expertise 7 Cybersecurity/Information Security 4 Government, Legal, Regulatory, and Policy 4 Public Company Board 10 Skills & Expertise Aligned With Our Strategic Transformation Represents number of directors with each skill Collectively, our Board contains the skills and experience necessary in light of our current business strategy, structure, and market dynamics

2025 Spring Stockholder Outreach 7 Pay Element Target Value Vesting Terms Notable Characteristics 2025 CEO Target Compensation ($27,000,000) Base Salary $1,000,000 (Annualized) -- -- Annual Cash Bonus 200% of Salary -- • Payout is determined by financial and operational performance, based on the same metrics as other NEOs PSUs $14,400,000 (60% of LTI Mix) Relative TSR vs. S&P 500 over three-year period • Reflects redesigned PSU program for 2025 aligned with the 2025 grants to other NEOs • Subject to the same vesting terms as the 2025 PSU Awards granted to other NEOs Nonqualified Stock Options $9,600,000 (40% of LTI Mix) Annual over three years • Receiving stock options in lieu of time-vested RSUs that other NEOs were granted for 2025 LTI • Options ensure that CEO does not realize any value unless stock price increases One-Time, Long-Dated New-Hire Awards (Balances Absolute and Relative Stockholder Value Creation) New Hire Option Grant $25,000,000 Annual over five years and years three, four, and five earned based on Relative TSR vs. S&P 500 • Requires absolute stock price growth for award to have any value • First two tranches vest at target and for each of the last three tranches, vesting is based on Relative TSR vs. S&P 500 for the period starting from the grant date through the applicable vesting period, and target payout for each vesting period requires rTSR to be at least the 55th percentile • Aggregate payout opportunity under the option award is +/-50% based on rTSR performance metric New Hire PSU Grant $17,000,000 Stock price growth over three-year period Earned amount vests 50% at year three, 25% at year four, and 25% at year five • Requires absolute stock price growth for any award to be earned, and both absolute stock price growth and relative outperformance for payouts above target to be realized • Payout based on stock price achievement after three years: ‒ Threshold: 0% payout if the stock price does not increase ‒ Target: 100% payout for doubling the stock price ‒ Maximum: 300% payout for tripling the stock price • Requires Intel’s relative TSR vs. the S&P 500 to be at least in the 55th percentile for any payout above target Compensation Related to Appointment of Lip-Bu Tan as CEO The Compensation Committee considered stockholder feedback, the competitive market for talent, and the significant work required to position Intel for the future in structuring Lip Bu-Tan’s compensation Lip-Bu Tan purchased (as committed to by his offer letter) Intel shares from Intel with a value of $25,000,000 For the New Hire PSU Grant to vest, he must continue to hold the purchased shares through each vesting date

Executive Compensation Links Pay to Performance

2024 pay outcomes reflected our performance results, and refinements for 2025 align with stockholder feedback

<table>
<tr><th colspan="5">2024 COMPENSATION PROGRAMS OVERVIEW</th><th colspan="2"></th><th rowspan="2">2025 COMPENSATION ACTIONS</th></tr>
<tr><th></th><th>Pay Element</th><th colspan="3">Performance Metric and Vesting</th><th colspan="2">2024 Payouts</th></tr>
<tr><td>FIXED</td><td>Base Salary</td><td colspan="3">--</td><td colspan="2">--</td><td>--</td></tr>
<tr><td rowspan="13">AT RISK</td><td rowspan="6">Annual Cash Bonus</td><td>Metric</td><td>Former CEO Weight</td><td>Other NEOs Weight</td><td colspan="2" rowspan="6">26.1%
Former CEO Payout (prorated in accordance with Retirement and Separation Agreement)

42.9%
Average Payout for Other NEOs</td><td rowspan="6">Added an operating expense metric to replace the group operating income metric

Redesigned One Intel goals as “Top Jobs Intel Goals” aligned to each employee’s business unit or corporate level goals

Eliminated the opportunity to earn up to 20 additional points for goals that overlay the outcome of the main operational categories</td></tr>
<tr><td>Revenue</td><td>25%</td><td>20%</td></tr>
<tr><td>Gross Margin Percentage</td><td>25%</td><td>20%</td></tr>
<tr><td>Group Operating Income</td><td>25%</td><td>20%</td></tr>
<tr><td>One Intel Operational Goals</td><td>25%</td><td>20%</td></tr>
<tr><td>Individual Objectives and Key Results</td><td>--</td><td>20%</td></tr>
<tr><td rowspan="6">Performance Stock Units
(60% of LTI mix for NEOs, 80% for former CEO)</td><td>Metric</td><td colspan="2">Weight</td><td colspan="2" rowspan="6">0%
Payout of 2022 PSU Awards</td><td rowspan="7">Changed our PSU program to be entirely based on three-year performance, in response to a commitment to stockholders to return to multi-year goal setting by fiscal year 2025

PSUs will measure Relative TSR vs. S&P 500 over the three-year performance period and will continue to be capped at 100% if absolute TSR for the performance period is negative

Changed weighting for NEOs’ (other than CEO’s) LTI awards to 50% PSUs and 50% RSUs

Changed the retirement rules for LTI awards to provide that such awards will only be eligible for pro-rated accelerated vesting on a retirement if the termination of employment occurs at least one year following the applicable grant date</td></tr>
<tr><td>Revenue Growth Percentage</td><td colspan="2">60%</td></tr>
<tr><td>Cash Flow From Operations</td><td colspan="2">40%</td></tr>
<tr><td>TSR Relative to S&P 500 Index</td><td colspan="2" rowspan="2">Cumulative +/- 25 pts Modifier</td></tr>
<tr><td>Revenue CAGR</td></tr>
<tr><td colspan="3">• Cap at Target Payout if Absolute TSR is Negative
• Three-year Performance Period</td></tr>
<tr><td>Restricted Stock Units
(40% of LTI mix for NEOs, 20% for former CEO)</td><td colspan="3">• Stock Price Appreciation Impacts Value
• Three-year Annual Vesting</td><td colspan="2">--</td></tr>
</table>

2025 Spring Stockholder Outreach

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2025 Spring Stockholder Outreach 9 Compensation Related to Departure of Prior CEO The Board had discussions with Pat Gelsinger regarding his resignation and ultimately decided to provide severance equal to: $7,031,250 Represents the following severance payments, consistent with the benefits he would have received had his employment been terminated by the company without cause under his offer letter 18 months of his annual base salary of $1,250,000 1.5 times his target cash bonus opportunity of $3,437,500 $822,200 Represents a prorated bonus for 2024 given the significant amount of time he served in his role in 2024 before his departure and his many years of service at Intel Bonus payout of 26.1% (actual performance) of his prorated (11 of 12 months) cash bonus target for 2024 Total Severance of $7,853,450 Such payments were in exchange for Mr. Gelsinger’s entering into a Retirement and Separation Agreement pursuant to which he agreed to: i. provide a release of claims in favor of the company; ii. affirm obligations pertaining to confidentiality and intellectual property; and iii. litigation cooperation provisions Mr. Gelsinger forfeited all outstanding unvested equity awards, including his new-hire awards The Compensation Committee undertook a thorough process to ensure appropriate compensation decisions were made to support the CEO transition

2025 Spring Stockholder Outreach 10 ✓ No liberal share recycling ✓ No evergreen provision ✓ No automatic grants ✓ No tax gross-ups ✓ No discounted stock options or stock appreciation rights ✓ No repricing without stockholder approval ✓ No reload grants ✓ Clawback policy ✓ Individual limits on awards ✓ Minimum performance period ✓ Regularly presented to stockholders for re-approval (last submitted to vote in 2023) ✓ Plan is administered by independent Compensation Committee ▪ Our equity awards are critical to attracting and retaining the top talent required to execute our strategy ▪ Equity awards link participant compensation to company performance, maintain a culture based on employee stock ownership, and retain talented employees in a highly competitive technology labor market ▪ Equity awards are broadly granted; 94% of the equity awards granted in 2024 were to non-ELT employees ▪ Increase of the 2006 EIP share reserve is necessary for appropriate implementation of planned compensation actions for 2025 that address stockholder feedback Intel’s Equity Incentive Plan is designed to reflect leading corporate governance practices Equity awards are central to our capacity to deliver on our strategy Equity Incentive Plan Supports Our Business Objectives We are requesting a refresh of shares under our 2006 Equity Incentive Plan, which is crucial to ensure we are able to attract, motivate, and retain talent in a competitive market Intel carefully manages share usage under our equity plans—over the last three fiscal years, our annual gross burn rate has averaged 2.11% The proposed addition of 150 million shares represent approximately 3.4% of our outstanding shares of common stock as of March 1, 2025

2025 Spring Stockholder Outreach 11 Stockholder Proposals Stockholder proposal requesting a report on an ethical impact assessment ■ Intel has significant investments and presence in Israel; any divestment from or operational downsizing within Israel would likely cause significant harm to the company and its stockholders if undertaken on anything less than a very long-term basis ■ Intel already publicly and transparently reports on corporate support of and performance on human rights and engages with third parties to conduct human rights impact assessments, review company processes, and validate human rights risks across the enterprise ■ Intel has a robust governance process in place to oversee enterprise risk and compliance; the Board and its committees receive regular updates from management and discuss management’s assessments from Intel’s enterprise risk management and compliance processes 🗷 AGAINST Stockholder proposal requesting a report on charitable giving ■ Intel already provides extensive reporting on its social impact work and charitable giving ■ Intel has a robust governance process in place to oversee risk and compliance as well as ensure alignment with Intel’s values and strategy, with the Governance Committee assisting the Intel Foundation’s own board of directors to provide oversight ■ Intel is committed to protecting the diversity of employee viewpoints and beliefs through Intel’s Code of Conduct, which the Audit Committee and the Board regularly review in addition to reviewing reports on Intel’s compliance program’s enforcement of the Code of Conduct 🗷 AGAINST Stockholder proposal requesting shareholder right to act by written consent ■ Intel’s stockholders have already rejected the proponent’s written consent proposals five times in the last ten years ■ Intel’s existing practices already promote stockholder democracy and board accountability, such as permitting stockholders owning 15% of Intel stock to call special meetings, proxy access (3%, 3 years, 20% of board), no supermajority stockholder voting requirements, annual election of directors by majority of the votes cast, and the Board’s active stockholder engagement and responsiveness to stockholder feedback ■ Written consent can result in an unfair, secret and unsound process 🗷 AGAINST The Board Recommends a Vote AGAINST the Stockholder Proposals 5 6 7 The Board carefully considered each stockholder proposal and concluded that these proposals are unnecessary and not in the best interests of our stockholders

2025 Spring Stockholder Outreach 12 Voting Roadmap Management Proposals 1 Election of the 11 director nominees 🗹 FOR EACH DIRECTOR NOMINEE 2 Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for 2025 🗹 FOR 3 Advisory vote to approve executive compensation of our named executive officers 🗹 FOR 4 Approval of amendment and restatement of the 2006 Equity Incentive Plan 🗹 FOR Stockholder Proposals 5 Stockholder proposal requesting a report on an ethical impact assessment 🗷 AGAINST 6 Stockholder proposal requesting a report on charitable giving 🗷 AGAINST 7 Stockholder proposal requesting shareholder right to act by written consent 🗷 AGAINST The Board recommends stockholders vote FOR all management proposals and AGAINST the three stockholder proposals

2025 Spring Stockholder Outreach 13 Statements in these materials that refer to forecasts, business outlooks and beliefs, strategic ambitions and resulting initiatives, future plans or expectations, Intel’s transformation, growth, cost reduction and efficiency improvement plans, talent and compensation plans, and other strategies, are forward-looking statements that involve a number of risks and uncertainties. Such statements are based on management's expectations as of April 24, 2025, unless an earlier date is indicated, and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Important factors that could cause actual results to differ materially from the company 's expectations include the factors set forth in Intel’s reports filed or furnished with the Securities and Exchange Commission (SEC), including Intel’s 2024 annual report on Form 10-K. Q1 2025 quarterly report on Form 10-Q, and other filings with the SEC. Copies of Intel’s SEC filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov. Intel does not undertake, and expressly disclaims any duty, to update any statement made in this presentation, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law. Notices & Disclaimers